UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 18, 2021

WEBSTER FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)
Delaware	001-31486	06-1187536
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

145 Bank Street, Waterbury, Connecticut 06702
(Address and zip code of principal executive offices)

203-578-2202
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of Exchange on which registered
Common Stock, $0.01 par value	WBS	New York Stock Exchange
Depositary Shares, each representing 1/1000th interest in a share of 5.25% Series F Non-Cumulative Perpetual Preferred Stock	WBS-PrF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On August 17, 2021, Webster Financial Corporation (“Webster”) held a special meeting of stockholders (the “Webster special meeting”) to consider certain proposals related to the Agreement and Plan of Merger (the “merger agreement”), dated as of April 18, 2021, by and between Webster and Sterling Bancorp (“Sterling”), which provides, among other things and subject to the terms and conditions set forth therein, that Sterling will merge with and into Webster, with Webster as the surviving corporation.

As of the close of business on July 2, 2021, the record date for the Webster special meeting, there were 90,593,960 shares of common stock, par value $0.01 per share, of Webster (“Webster common stock”) outstanding, each of which was entitled to one vote for each proposal at the Webster special meeting.  At the Webster special meeting, a total of 79,585,161 shares of Webster common stock, representing approximately 87.84% of the shares of Webster common stock outstanding and entitled to vote, were present virtually via the Webster special meeting website or by proxy, constituting a quorum to conduct business.

At the Webster special meeting, the following proposals were considered:

1.	a proposal to adopt the merger agreement (the “Webster merger proposal”);

2.
a proposal to adopt and approve an amendment to the fourth amended and restated certificate of incorporation of Webster to increase the number of authorized shares of Webster common stock from two hundred million (200,000,000) shares to four hundred million (400,000,000) shares (such proposal, the “Webster authorized share count proposal”); and

3.
a proposal to adjourn the Webster special meeting, if necessary or appropriate, to solicit additional proxies if, immediately prior to such adjournment, there are not sufficient votes to approve the Webster merger proposal or the Webster authorized share count proposal or to ensure that any supplement or amendment to the joint proxy statement/prospectus filed by Webster with the U.S. Securities and Exchange Commission on July 8, 2021 (the “joint proxy statement/prospectus”) is timely provided to holders of Webster common stock (such proposal, the “Webster adjournment proposal”).

Each of the three proposals was approved by the requisite vote of Webster’s stockholders.  The final voting results for each proposal are described below.  For more information on each of these proposals, see the joint proxy statement/prospectus.

1.          The Webster merger proposal:

For	Against	Abstain	Broker Non-Votes
79,026,756	449,058	109,347	N/A

2.          The Webster authorized share count proposal:

For	Against	Abstain	Broker Non-Votes
78,818,212	705,557	61,392	N/A

3.          The Webster adjournment proposal:

For	Against	Abstain	Broker Non-Votes
63,587,795	15,802,226	195,140	N/A

Item 8.01	Other Events.

On August 17, 2021, Webster and Sterling issued a joint press release announcing the results of the Webster special meeting and the results of the special meeting of Sterling stockholders held on August 17, 2021.  A copy of the joint press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Joint Press Release of Webster Financial Corporation and Sterling Bancorp, dated August 17, 2021
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Webster Financial Corporation

Date: August 18, 2021	By:	/s/ Harriet Munrett Wolfe
		Name:	Harriet Munrett Wolfe
		Title:	Executive Vice President, General Counsel and Secretary